UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 12, 2012

SCIENTIFIC LEARNING CORPORATION
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-24547 (Commission File No.)	94-3234458 (IRS Employer Identification No.)

300 Frank Ogawa Plaza, Suite 600
Oakland, CA  94612
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:  (510) 444-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On June 12, 2012, the Company and Comerica Bank entered into the First Amendment (the “Amendment”) to their Amended and Restated Loan and Security Agreement entered into in February 2012.  The Amendment makes the following changes in the financial covenants for the credit facility for the remaining term of the Agreement:

o	Adjusted quick ratio changed to 1.15 to 1.00.

o	Minimum net worth requirement changed to:

Measuring Period	Minimum Net Worth
May 31, 2012	($4,750,000)
June 30, 2012	($5,250,000)
July 31, 2012, August 31, 2012 and September 30, 2012	($5,750,000)
October 31, 2012	($4,750,000)
November 30, 2012	($4,500,000)
December 31, 2012	($4,000,000)
2013	Bank and Company to mutually agree on requirement

A copy of the Amendment is filed as Exhibit 10.1 to this report and incorporated herein by reference.

Item 9.01	Financial Statements And Exhibits

(d)	Exhibits

10.1	First Amendment dated June 11, 2012 to the Amended and Restated Loan and Security Agreement dated February 9, 2012 between the Company and Comerica Bank

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Scientific Learning Corporation

Date: June 14, 2012	By: /s/ Linda L. Carloni
Title: Sr. Vice President and General Counsel

2.